                                                                  EXHIBIT 23.05

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this registration statement of Homestore.com, Inc. on Form S-1 of our report dated March 31, 1999 relating to the financial statements of The Enterprise of America, Ltd. which appear is such registration statement. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP

Century City, California

May 8, 2000